Exhibit 10.7

STOCK APPRECIATION RIGHTS AGREEMENT

BROADWIND ENERGY, INC.

2007 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this                day of                                , 20    , by and between Broadwind Energy, Inc., a Delaware corporation (the “Company”), and                                           (“Participant”).

RECITALS

A.            Participant on the date hereof is a key employee, officer or director of, or consultant or advisor to, the Company or one of its Affiliates; and

B.            The Company wishes to grant a stock appreciation right to Participant to pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”); and

C.            The Administrator of the Plan has authorized the grant of a stock appreciation right to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is                                    Dollars ($                    ) per share (the “Exercise Price”).

AGREEMENTS

In consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.  GRANT OF SAR

The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), stock appreciation rights (the “SAR”) with respect to an aggregate of                                    (                   ) shares of Common Stock at the Exercise Price on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 14 of the Plan.

ARTICLE II.   DURATION AND EXERCISABILITY

A.            General.  The term during which the SAR may be exercised shall terminate on                                                    ,                              except as otherwise provided in Article II.B and Article II.C below.  The SAR shall vest and become exercisable according to the following schedule:

Vesting Date	Cumulative Percentage of Shares

,20
,20
,20
,20

Once the SAR becomes fully exercisable, Participant may continue to exercise the SAR under the terms and conditions of this Agreement until the termination of the SAR as provided herein.  If Participant does not exercise the SAR with respect to the full number of shares for which Participant is then entitled, Participant may, upon any subsequent exercise prior to the SAR’s termination, exercise the SAR for such previously unexercised portion.

B.            Termination of Employment for Reasons Other Than Death or Disability.  In the event Participant ceases to be [a key employee or officer] [a consultant or advisor] [a director]  of the Company or any Affiliate for any reason other than death or an event that constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code (“Disability”), any unexercised portion of this SAR which was exercisable as of the date of such termination may be exercised, in whole or in part, by Participant before the earlier of (i) the close of business on the three-month anniversary date of such termination of employment, and (ii) the Expiration Date.  To the extent this SAR was not exercisable upon such termination of employment, or if Participant does not exercise the unexercised portion of the SAR that was exercisable within the time specified in this Article II.B, all rights of Participant under this SAR shall terminate, and the SAR shall thereafter be void.

C.            Termination of Employment Due to Death or Disability.  In the event Participant ceases to be [a key employee or officer] [a consultant or advisor] [a director]  of the Company or any Affiliate by reason of death or Disability, any unexercised portion of this SAR which was exercisable as of the date of such termination may be exercised, in whole or in part, by Participant (or by Participant’s heirs or legal representative(s) in the event of death or Disability) before the earlier of (i) the close of business on the twelve-month anniversary date of such termination of employment and (ii) the Expiration Date.  To the extent this SAR was not exercisable upon such termination of employment, or if Participant does not exercise the unexercised portion of the SAR that was exercisable within the time specified in this Article II.C, all rights of Participant under this SAR shall terminate, and the SAR shall thereafter be void.

ARTICLE III.  MANNER OF EXERCISE AND PAYMENT

A.            General.  The SAR may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the SAR is being exercised.  The exercise of the SAR shall be deemed effective upon receipt of such notice by the Company, and the date of such receipt shall be the “date of exercise” for all purposes under this Agreement.  The SAR may be exercised with respect to some or all of the exercisable shares and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the term of the SAR as provided herein.

B.            Form of Payment.  Upon the exercise of all or a portion of the SAR, Participant shall be entitled to (1) that number of shares of Stock having an aggregate Fair Market Value equal to (i) the excess of (A) the per share Fair Market Value of the Company’s Common Stock as of the date of exercise over (B) the per share exercise price specified in Article I above, multiplied by (ii) the number of shares specified in the Participant’s notice of exercise; (2) a cash payment equal to (i) the excess of (A) the per share Fair Market Value of the Company’s Common Stock as of the date of exercise over (B) the per share exercise price specified in Article I above, multiplied by (ii) the number of shares specified in the Participant’s notice of exercise; OR  (3) a combination of cash and shares of stock having a value equal to (i) the excess of (A) the per share Fair Market Value of the Company’s Common Stock as of the date of exercise over (B) the per share exercise price specified in Article I above, multiplied by (ii) the number of shares specified in the Participant’s notice of exercise.  Participant may indicate his or her preference for the form of settlement of the SAR, however the Administrator shall make the final determination of whether the SAR is settled in Common Stock, cash, or a combination thereof.

C.            Stock Transfer Records.  As soon as practicable after the effective exercise of all or any part of the SAR, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company may deliver to Participant one or more duly issued stock certificates evidencing such ownership.  All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

ARTICLE IV.   NONTRANSFERABILITY

This SAR shall not be transferable, in whole or in part, by Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in this Agreement have lapsed.  If Participant shall attempt any transfer of this SAR prior to such date, such transfer shall be void and this SAR shall terminate.

ARTICLE V.  WITHHOLDING TAXES

To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant.  If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.  Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of common stock, or (ii) by electing to have the Company withhold shares of Common Stock otherwise issuable to Participant as a result of the exercise of this SAR, in either case having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise.  Participant’s request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Participant’s request shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

ARTICLE VI.   CAPITAL ADJUSTMENTS

Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by Participant and the Company, pursuant and subject to Section 14 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) may result in an adjustment, reduction or enlargement, as appropriate, in the number of shares subject to this SAR.  Any additional shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

ARTICLE VII.   BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

ARTICLE VIII.  2007 EQUITY INCENTIVE PLAN

The SAR represented by this Agreement has been granted under, and is subject to the terms of, the Plan.  The terms of the Plan are hereby incorporated by reference herein in their entirety and Participant, by execution hereof, acknowledges having received a copy of the Plan.  Capitalized terms not defined herein shall have the meaning set forth in the Plan.  The provisions of this Agreement shall be interpreted as to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan.  In the event that any provision hereof is inconsistent with the terms of the Plan, the latter shall prevail.

ARTICLE IX.  NON-SOLICITATION

A.            Restrictive Covenant.  During the period beginning on the date of this SAR and ending on the later of (i) one year following the termination of Participant’s employment with, or service to, the Company or an Affiliate pursuant to Article II.B or (ii) the expiration of this SAR pursuant to Article II.A or Article II.C, Participant shall not, except with the express prior written consent of the Company:  (i) directly or indirectly, either for Participant, or on behalf of any of the Company’s or any Affiliate’s competitors (“Competitors”): (1) induce or attempt to induce any employee, independent contractor or consultant of the Company or any Affiliate to leave the employ of, or terminate its engagement with, the Company or any Affiliate; or (2) in any way interfere with the relationship between the Company or any Affiliate and any employee, independent contractor or consultant of the Company or any affiliate; or (ii) directly or indirectly, either for Participant, or on behalf of any of the Competitors, solicit the business of any person or entity known to Participant to be a customer of the Company or any of its Affiliates, where Participant, or any person reporting to Participant, had an ongoing business relationship or had made substantial efforts with respect to such customer during Participant’s employment with, or service to, the Company or an Affiliate.

B.            Violation of Restrictive Covenant.  Participant, by accepting this SAR, agrees that the foregoing covenants are reasonable with respect to their duration and scope.  Participant further acknowledges that the restrictions are reasonable and necessary for the protection of the legitimate business interests of the Company and its Affiliates, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to the Company and its Affiliates, and that such restrictions were a material inducement to the Company to grant this SAR.  In the event of any violation or threatened violation of these restrictions, any and all rights of Participant under this SAR, whether unvested or vested, shall be forfeited and shall immediately terminate and shall thereafter be void.

ARTICLE X.  MISCELLANEOUS

A.            Employment or Other Relationship; Rights as a Stockholder.  Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company or any Affiliate to terminate the status of Participant as an employee of the Company at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will employ Participant in any particular position, at any particular rate of compensation or for any particular period of time.  Participant shall have no rights as a stockholder with respect to shares issued under this Agreement until such shares have been issued to Participant.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 14 of the Plan.

B.            Securities Law Compliance.  Participant shall not transfer or otherwise dispose of the shares of Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws.  Participant may be required by the Company, as a condition of the effectiveness of this SAR, to agree in writing that all Stock subject to this Agreement shall be held, until such time that such Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

C.            Lockup Period Limitation.  Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this SAR or any of the underlying shares of Common Stock without the prior written consent of the of the underwriter(s) or its representative(s).

D.            Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Administrator of the Company shall accelerate the vesting of this restricted stock award, provided that the Company gives Participant 15 days’ prior written notice of such acceleration.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

E.             Accounting Compliance.  Participant agrees that, if a “transaction” (as defined in Section 14 of the Plan) occurs, and Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

F.             Stock Legend.  The Administrator may require that the certificates for any shares of Common Stock issued to Participant (or, in the case of death, Participant’s successors)  under this Agreement shall bear an appropriate legend to reflect the restrictions of this Article; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable this Article X.

G.            Shares Reserved.  The Company shall at all times during the term of this SAR reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

H.            Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years.  If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that a judge of the Circuit Court of Cook County, Illinois select an arbitrator.  Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement.  Limited civil discovery shall be permitted for the production of documents and taking of depositions.  Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes.  The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded.  The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney’s fees.  Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Chicago, Illinois.

ARTICLE XI.   GOVERNING LAW

This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Delaware.

[Signature page  follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

BROADWIND ENERGY INC.

By:
Its:

By execution hereof, the Participant acknowledges having received a copy of the Plan.	PARTICIPANT